EXHIBIT 99.1
SELECTED FINANCIAL DATA

Item 6.	Selected Historical Consolidated Financial Data.
      The following table summarizes certain selected historical consolidated financial data of AREP, which you should read in conjunction with its financial statements and the related notes contained in this and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The selected historical consolidated financial data as of December 31, 2004 and 2003, and for the years ended December 31, 2004, 2003, and 2002, have each been derived from our audited consolidated financial statements at those dates and for those periods, contained elsewhere in this Form 8-K. The selected historical consolidated financial data as of December 31, 2002 and 2001 and for the year ended December 31, 2001 have each been derived from our audited consolidated financial statements at that date and for that period, not contained in this Form 8-K. The selected historical consolidated financial data as of and for the year ended December 31, 2000 has been derived from our consolidated financial statements (unaudited) at that date and for that period.

	Year Ended December 31,

	2004	2003	2002	2001	2000

Total revenues	$670,519	$577,089	$588,061	$589,293	$394,885

Operating income	$92,852	$66,319	$50,299	$57,627	$40,722
Other income (expense), net:
Interest expense	(62,183)	(38,865)	(37,204)	(44,336)	(18,999)
Interest income	45,241	23,806	33,427	34,506	39,514
Other income (expense) net	15,016	(8,404)	7,046	13,333	12,552

Income from continuing operations before income taxes	90,926	42,856	53,568	61,130	73,789
Income tax (expense) benefit	(18,312)	15,792	(10,880)	25,609	(5,445)

Income from continuing operations	72,614	58,648	42,688	86,739	68,344

Discontinued operations:
Income from discontinued operations	5,943	6,419	6,038	7,477	5,750
Gain on sale and disposition of real estate	75,197	3,353	—	—	—

Total income from discontinued operations	81,140	9,772	6,038	7,477	5,750

Earnings before cumulative effect of accounting change	153,754	68,420	48,726	94,216	74,094
Cumulative effect of accounting change	—	1,912	—	—	—

Net earnings	$153,754	$70,332	$48,726	$94,216	$74,094

Net earnings (loss) attributable to:
Limited partners	$130,850	$51,074	$63,168	$66,668	$71,977
General partners	22,904	19,258	(14,442)	27,548	2,117

Net earnings	$153,754	$70,332	$48,726	$94,216	$74,094

Basic earnings:
Income from continuing operations	$1.11	$0.85	$1.14	$1.19	$1.36
Income from discontinued operations	1.73	0.21	0.13	0.16	0.12

Basic earnings per LP Unit	$2.84	$1.06	$1.27	$1.35	$1.48

Weighted average limited partnership units outstanding	46,098,284	46,098,284	46,098,284	46,098,284	46,098,284

	Year Ended December 31,

	2004	2003	2002	2001	2000

Diluted earnings:
Income from continuing operations	$1.09	$0.81	$1.01	$1.07	$1.18
Income from discontinued operations	1.54	0.17	0.11	0.12	0.10

Diluted earnings per LP Unit	$2.63	$0.98	$1.12	$1.19	$1.28

Weighted average limited partnership units and equivalent partnership units outstanding	51,542,312	54,489,943	56,466,698	55,599,112	56,157,079

Other financial data:
EBITDA(2)	$339,010	$171,806	$149,499	$155,518	$117,956
Capital expenditures (excluding property acquisitions)	$166,808	$82,966	$106,458	$68,199	$52,598

	At December 31,

	2004	2003	2002(1)	2001(1)	2000(1)

Balance sheet data:
Cash and cash equivalents	$806,309	$553,224	$145,195	$219,644	$250,524
Property, plant and equipment:
Gaming	445,400	468,116	460,397	466,223	466,892
Oil and gas	527,384	354,821	169,657	120,142	—
Real Estate	291,068	293,046	444,461	415,022	488,266
Investments	350,527	167,727	395,495	319,822	512,703
Total assets	2,861,153	2,156,892	2,002,493	2,032,297	1,774,900
Long term debt (including current portion)	759,807	374,421	435,675	530,745	360,945
Liability for preferred limited partnership units(1)	106,731	101,649	—	—	—
Partners’ equity	1,641,755	1,527,396	1,387,253	1,301,810	1,127,469

(1)	On July 1, 2003, we adopted Statement of Financial Accounting Standards No. 150 (SFAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 requires that a financial instrument, which is an unconditional obligation, be classified as a liability. Previous guidance required an entity to include in equity financial instruments that the entity could redeem in either cash or stock. Pursuant to SFAS 150, our preferred units, which are an unconditional obligation, have been reclassified from “Partners equity” to a liability account in the consolidated balance sheets and the preferred pay-in-kind distribution for the period from July 1, 2003 to December 31, 2003 of $2.4 million and all future distributions have been and will be recorded as “Interest expense” in the consolidated statements of earnings.

(2)	EBIDTA represents net earnings before interest expense, income tax (benefit) expense and depreciation, depletion and amortization, including provision for obligatory investments. We present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies issuing debt, many of which present EBITDA when reporting their results. We present EBITDA on a consolidated basis. However, EBITDA does not reflect cash flows and we conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment on the notes or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

      EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under generally accepted accounting principles, or GAAP. For example, EBITDA:

•	Does not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	Does not reflect changes in, or cash requirements for, our working capital needs; and

•	Does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts.
      Although depreciation, depletion and amortization are non-cash charges, the assets being depreciated, depleted or amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. In addition, EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.
      EBITDA is a measure of our performance that is not required by, or presented in accordance with, GAAP. EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net earnings, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally.
      The following table reconciles net earnings to EBITDA for the periods indicated:

	Year Ended December 31,

	2004	2003	2002	2001	2000

Net earnings	$153,754	$70,332	$48,726	$94,216	$74,094
Interest expense	62,183	38,865	37,204	44,336	18,999
Income tax expense (benefit)	18,312	(15,792)	10,880	(25,609)	5,445
Depreciation, depletion and amortization, including provision for obligatory investments	104,761	78,401	52,689	42,575	19,418

EBITDA	$339,010	$171,806	$149,499	$155,518	$117,956

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